Exhibit 99.1

Contact:
Investors:	Media:
Traci McCarty	Debra Charlesworth
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(415) 455-7451

BioMarin Announces Second Quarter 2015 Financial Results and Company Update

- In First Six Months of 2015 Vimizim Sales Top $104 million and Total BioMarin Revenue Grows 32% Y/Y

- First Patients Enrolled in 4th Cohort of Phase 2 Study of Vosoritide for the Treatment of Achondroplasia

Financial Highlights ($ in millions, except per share data, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Total BioMarin Revenue	$250.5	$191.8	31%	$453.8	$343.3	32%
Vimizim Net Product Revenue	53.9	14.3	n.m.	104.5	15.2	n.m.
Naglazyme Net Product Revenue	111.1	98.3	13%	189.3	178.4	6%
Kuvan Net Product Revenue	60.1	46.9	28%	110.3	92.1	20%
Aldurazyme Net Product Revenue	20.2	24.1	-16%	38.4	42.2	-9%

Non-GAAP Net Income (Loss)	$(5.4)	$10.1		$(30.6)	$8.4

GAAP Net Loss	$(82.0)	$(33.5)		$(149.5)	$(71.6)
GAAP Net Loss per Share - Basic	$(0.51)	$(0.23)		$(0.94)	$(0.49)
GAAP Net Loss per Share - Diluted	$(0.51)	$(0.23)		$(0.94)	$(0.50)

Cash, cash equivalents and investments				$1,191.2	$1,043.1

SAN RAFAEL, Calif., August 3, 2015 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the second quarter ended June 30, 2015. Non-GAAP net loss was $5.4 million for the second quarter of 2015, compared to non-GAAP net income of $10.1 million for the second quarter of 2014. GAAP net loss was $82.0 million, or ($0.51) per basic and diluted share for the second quarter of 2015, compared to GAAP net loss of $33.5 million, or ($0.23) per basic and diluted share for the second quarter of 2014. The increased non-GAAP net loss and GAAP net loss for the second quarter of 2015 compared to the second quarter of 2014 was primarily due to increased operating expenses, partially offset by increased revenues due to the strong commercial launch of Vimizim.

Total BioMarin Revenue was $250.5 million for the second quarter of 2015 an increase of 31% compared to the second quarter of 2014. This increase was driven by solid growth across all BioMarin products including Kuvan, Naglazyme and Vimizim. Sales of Vimizim, now in its fifth full quarter of sales since being approved in early 2014, were recorded in 30 countries in the second quarter and totaled $53.9 million. Naglazyme Net Product Revenue in the second quarter benefitted from a large order in Latin America, consistent with historically uneven sales of the product in that region. This trend is not expected to continue for the remainder of 2015. Kuvan Net Product Revenue in the second quarter increased 28% to $60.1 million driven primarily by patient count increases and high rates of compliance. On a constant currency basis, Total BioMarin Revenue in the second quarter would have been approximately $260.5 million.

As of June 30, 2015, BioMarin had cash, cash equivalents and investments totaling $1,191.2 million, as compared to $1,043.1 million on December 31, 2014.

“The second quarter of 2015 was one of our most productive quarters to date as measured by commercial results and the advancement of all 10 potential products in our clinical development portfolio,” said Jean-Jacques Bienaimé, Chairman and Chief Executive Officer of BioMarin. “On the regulatory front, in the quarter we were pleased to have both our New Drug Application and Marketing Authorization Application of drisapersen accepted for review by U.S. and European health authorities. BioMarin is energized by the potential prospect of near-term approval of drisapersen for the treatment of children with Duchenne muscular dystrophy, a devastating muscle wasting disease for which there is no approved therapy in the U.S.” Mr. Bienaimé continued, “Another highly anticipated event in the second quarter was the completion and results of the Phase 2 study with vosoritide for the treatment of achondroplasia. We were pleased to share that vosoritide increased the mean annualized growth velocity by 50% in children in the highest dose cohort who received 15 micrograms per kilogram daily. We believe growth velocity is a leading indicator of improvement in many of the severe complications associated with the disorder, such as foramen magnum compression, sleep apnea, bowed legs, spinal stenosis, recurrent ear infections and obesity. Based on efficacy and safety observed in the first 3 cohorts of the Phase 2 study we are planning for registration enabling studies at 15 micrograms per kilogram daily and have also begun enrollment in a 4th higher dose cohort with 30 micrograms per kilogram daily.”

Net Product Revenue (in millions)

Total Revenue Growth

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Vimizim	$53.9	$14.3	$39.6	n.m.	$104.5	$15.2	$89.3	n.m.
Naglazyme	111.1	98.3	12.8	13%	189.3	178.4	10.9	6%
Kuvan	60.1	46.9	13.2	28%	110.3	92.1	18.2	20%
Aldurazyme	20.2	24.1	(3.9)	-16%	38.4	42.2	(3.8)	-9%
Firdapse	3.7	4.6	(0.9)	-20%	7.8	9.3	(1.5)	-16%

Net product revenues	249.0	188.2	60.8	32%	450.3	337.2	113.1	34%
Collaborative agreement revenues	0.3	0.5	(0.2)		0.7	0.9	(0.2)
Royalty, license and other revenues	1.2	3.1	(1.9)		2.8	5.2	(2.4)

Total BioMarin revenues	$250.5	$191.8	$58.7	31%	$453.8	$343.3	$110.5	32%

Reconciliation of Aldurazyme Revenues

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Aldurazyme revenue reported by Genzyme	$56.5	$62.3	$(5.8)	-9%	$109.9	$118.2	$(8.3)	-7%

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014	$ Change		2015	2014	$ Change
Royalties earned from Genzyme	$23.5	$24.4	$(0.9)		$45.8	$46.3	$(0.5)
Net product transfer revenues (1)	(3.3)	(0.3)	(3.0)		(7.4)	(4.1)	(3.3)

Total Aldurazyme net product revenues	$20.2	$24.1	$(3.9)		$38.4	$42.2	$(3.8)

(1)	To the extent units shipped to third party customers by Genzyme exceed BioMarin inventory transfers to Genzyme, BioMarin will record a decrease in net product revenue from the royalty payable to BioMarin for the amount of previously recognized product transfer revenue. If BioMarin inventory transfers exceed units shipped to third party customers by Genzyme, BioMarin will record incremental net product transfer revenue for the period. Positive net product transfer revenues result in the period if BioMarin transferred more units to Genzyme than Genzyme sold to third-party customers.

2015 Guidance Unchanged

Revenue Guidance ($ in millions)

Item
Total BioMarin Revenues	$850 to $880
Vimizim Net Product Revenue	$200 to $220
Naglazyme Net Product Revenue	$315 to $340
Kuvan Net Product Revenue	$210 to $230

*	On a constant currency basis, guidance for Total BioMarin Revenues in 2015 would be $880 million to $920 million.

Income Statement Guidance ($ in millions, except percentages)

Item
Cost of Sales (% of Total Revenue)	17.0% to 18.0%
Selling, General and Admin. Expense	$360 to $395
Research and Development Expense	$610 to $640
Non - GAAP Net Loss	$(130) to $(170)
GAAP Net Loss	$(360) to $(400)

Select Program Advancements in the Second Quarter

In the second quarter, BioMarin announced that the U.S. Food and Drug Administration (FDA) had accepted for review the submission of a New Drug Application (NDA) for drisapersen for the treatment of Duchenne muscular dystrophy (DMD) amenable to exon 51 skipping, and the Prescription Drug User Fee Act (PDUFA) goal date for a decision is December 27, 2015. The FDA has granted drisapersen Priority Review status, which is designated to drugs that offer major advances in treatment, or provide a treatment where no adequate therapy exists. In addition, the Company announced that the European Medicines Agency (EMA) had accepted for review the submission of a Marketing Authorization Application (MAA) for drisapersen for the same indication in the European Union.

Also announced in the quarter were data from the 26 children participating in the Phase 2 study with vosoritide for the treatment of achondroplasia. Results from the study demonstrated a favorable safety profile and efficacy at the 15 micrograms/kilogram/daily dose. The 10 children in Cohort 3 treated with 15 micrograms per kilogram per day had a mean increase of 50% in their annualized growth velocity compared to their annualized prior 6 month natural history baseline growth velocity. Changes from baseline in proportionality as measured by upper to lower body ratio were not observed. No Serious Adverse Events (SAEs) were observed for the duration of the study. The complete data from the study will be presented at a medical meeting later in the year. Based on the Phase 2 results, BioMarin intends to move into pivotal registration study discussions with health authorities with a dose of 15 micrograms per kilogram daily.

Today, the Company announced that it had dosed the first patients in the 4th cohort of its ongoing Phase 2 study with vosoritide using 30 micrograms per kilogram daily to explore the possibility of “catch-up” growth in patients.

Conference Call Details

BioMarin will host a conference call and webcast to discuss second quarter 2015 financial results today, Monday, August 3, at 4:30 p.m. ET. This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

U.S. / Canada Dial-in Number: 877.303.6313

International Dial-in Number: 631.813.4734

Conference ID: 72822644

Replay Dial-in Number: 855.859.2056

Replay International Dial-in Number: 404.537.3406

Conference ID: 72822644

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises five approved products and multiple clinical and pre-

clinical product candidates. Approved products include Vimizim® (elosulfase alfa) for MPS IVA, a product wholly developed and commercialized by BioMarin; Naglazyme® (galsulfase) for MPS VI, a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for MPS I, a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; Kuvan® (sapropterin dihydrochloride) Powder for Oral Solution and Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany and Firdapse® (amifampridine), which has been approved by the European Commission for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS). Product candidates include drisapersen, an exon skipping oligonucleotide, for which a marketing application has been submitted to FDA for the treatment of patients with Duchenne muscular dystrophy (DMD) with mutations in the dystrophin gene that are amenable to treatment with exon 51 skipping, pegvaliase (PEGylated recombinant phenylalanine ammonia lyase, formerly referred to as BMN 165 or PEG PAL), which is currently in Phase 3 clinical development for the treatment of PKU, talazoparib (formerly referred to as BMN 673), a poly ADP-ribose polymerase (PARP) inhibitor, which is currently in Phase 3 clinical development for the treatment of germline BRCA breast cancer, reveglucosidase alfa (formerly referred to as BMN 701), a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA), which is currently in Phase 3 clinical development for the treatment of Pompe disease, vosoritide (formerly referred to as BMN 111), a modified C-natriuretic peptide, which is currently in Phase 2 clinical development for the treatment of achondroplasia, BMN 044, BMN 045 and BMN 053, exon skipping oligonucleotides, which are currently in Phase 2 clinical development for the treatment of Duchenne muscular dystrophy (exons 44, 45 and 53), cerliponase alfa (formerly referred to as BMN 190), a recombinant human tripeptidyl peptidase-1 (rhTPP1) for the treatment of CLN2 disorder, a form of Batten disease, which is currently in Phase 1/2, BMN 270, an AAV-factor VIII vector, for the treatment of hemophilia A and BMN 250, a novel fusion of alpha-N-acetyglucosaminidase (NAGLU) with a peptide derived from insulin-like growth factor 2 (IGF2), for the treatment of MPS IIIB.

For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Vimizim, Naglazyme, Kuvan, Firdapse, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of pegvaliase, talazoparib, reveglucosidase alfa, vosoritide, cerliponase alfa, BMN 270, BMN 250 and other product candidates; the continued clinical development and commercialization of Vimizim, Naglazyme, Kuvan, Firdapse, Aldurazyme and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the commercialization of Vimizim, Naglazyme, Kuvan, and Firdapse; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to pegvaliase, talazoparib, reveglucosidase alfa, vosoritide and cerliponase alfa; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products; actual sales of Vimizim, Naglazyme, Kuvan, Firdapse and Aldurazyme; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2014 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme®, Kuvan®, Firdapse® and Vimizim® are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2015 and December 31, 2014

(In thousands of U.S. dollars, except share and per share amounts)

	June 30, 2015	December 31, 2014(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$440,664	$875,486
Short-term investments	240,889	69,706
Accounts receivable, net (allowance for doubtful accounts: $80 and $490, respectively)	186,083	144,472
Inventory	237,532	199,452
Current deferred tax assets	31,203	31,203
Other current assets	77,558	111,835

Total current assets	1,213,929	1,432,154
Noncurrent assets:
Long-term investments	509,627	97,856
Property, plant and equipment, net	568,051	523,516
Intangible assets, net	923,861	156,578
Goodwill	202,392	54,258
Long-term deferred tax assets	172,545	159,771
Other assets	58,284	66,320

Total assets	$3,648,689	$2,490,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$256,330	$231,844
Short-term contingent acquisition consideration payable	91,374	3,895

Total current liabilities	347,704	235,739
Noncurrent liabilities:
Long-term convertible debt	661,492	657,976
Long-term contingent acquisition consideration payable	37,296	38,767
Long-term deferred tax liabilities	193,202	—
Other long-term liabilities	52,038	30,077

Total liabilities	1,291,732	962,559

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at June 30, 2015 and December 31, 2014; 161,008,514 and 149,093,647 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively.	161	149
Additional paid-in capital	3,337,503	2,359,744
Company common stock held by Nonqualified Deferred Compensation Plan	(13,908)	(9,695)
Accumulated other comprehensive income	32,461	27,466
Accumulated deficit	(999,260)	(849,770)

Total stockholders’ equity	2,356,957	1,527,894

Total liabilities and stockholders’ equity	$3,648,689	$2,490,453

(1)	December 31, 2014 balances were derived from the audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on March 2, 2015.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Three and Six Months Ended June 30, 2015 and 2014

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:
Net product revenues	$249,023	$188,244	$450,335	$337,248
Collaborative agreement revenues	342	506	718	921
Royalty, license and other revenues	1,158	3,037	2,734	5,170

Total revenues	250,523	191,787	453,787	343,339

OPERATING EXPENSES:
Cost of sales	39,878	31,210	72,691	54,026
Research and development	157,901	107,702	299,975	193,868
Selling, general and administrative	101,514	68,089	194,320	128,158
Intangible asset amortization and contingent consideration	15,470	3,668	16,902	12,625

Total operating expenses	314,763	210,669	583,888	388,677

LOSS FROM OPERATIONS	(64,240)	(18,882)	(130,101)	(45,338)
Equity in the loss of BioMarin/Genzyme LLC	(204)	(539)	(353)	(877)
Interest income	1,023	1,735	1,706	2,858
Interest expense	(10,002)	(9,221)	(19,464)	(18,327)
Debt conversion expense	—	(674)	(163)	(674)
Other income (expense)	(9,121)	(147)	(8,871)	6

LOSS BEFORE INCOME TAXES	(82,544)	(27,728)	(157,246)	(62,352)
Provision for (benefit from) income taxes	(555)	5,774	(7,756)	9,265

NET LOSS	$(81,989)	$(33,502)	$(149,490)	$(71,617)

NET LOSS PER SHARE, BASIC	$(0.51)	$(0.23)	$(0.94)	$(0.49)

NET LOSS PER SHARE, DILUTED	$(0.51)	$(0.23)	$(0.94)	$(0.50)

Weighted average common shares outstanding, basic	160,406	146,120	159,017	145,066

Weighted average common shares outstanding, diluted	160,406	146,351	159,017	145,297

COMPREHENSIVE LOSS	$(93,347)	$(30,836)	$(144,495)	$(66,694)

STOCK-BASED COMPENSATION EXPENSE

Total stock-based compensation expense included in the Condensed Consolidated Statements of Comprehensive Loss was as follows: (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of sales	$1,750	$1,640	$3,098	$2,726
Research and development	12,464	6,894	22,394	14,009
Selling, general and administrative	15,295	8,716	26,709	16,820

	$29,509	$17,250	$52,201	$33,555

Non-GAAP Net Loss

The results for the three and six months ended June 30, 2015 and June 30, 2014 and the guidance for 2015 include both GAAP net loss and non-GAAP net loss. As used in this release, non-GAAP net loss is based on GAAP earnings before interest, taxes, depreciation and amortization and further adjusted to exclude certain non-cash stock compensation expense, non-cash contingent consideration expense and certain other nonrecurring material items (non-GAAP net loss).

BioMarin believes that the non-GAAP information in this press release is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Vimizim, Kuvan, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business and prospects for the future. Further, the Company uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes.

The following table presents the reconciliation of GAAP to non-GAAP financial metrics:

Reconciliation of GAAP Net Loss to Non-GAAP Income (Loss)

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ending December 31, 2015 Guidance
	2015	2014	2015	2014
GAAP Net Loss	$(82.0)	$(33.5)	$(149.5)	$(71.6)	$(360.0) - $(400.0)
Interest expense, net	9.0	7.5	17.8	15.4	35.3
Provision for (benefit from) income taxes	(0.6)	5.8	(7.8)	9.3	(45.0)
Depreciation expense	8.5	7.9	16.4	14.7	38.4
Amortization expense	3.0	2.9	5.9	5.5	12.4
Stock-based compensation expense	29.6	17.2	52.2	33.6	99.1
Contingent consideration expense (1)	14.3	2.7	14.6	10.8	70.0
Acquisition costs (2)	—	—	7.0	—	7.0
Impairment charges (3)	12.8	—	12.8	—	12.8
Gain on termination of leases (4)	—	(0.4)	—	(9.3)	—

Non-GAAP Income (Loss)	$(5.4)	$10.1	$(30.6)	$8.4	$(130.0) - $(170.0)

(1)	Represents the expense associated with the change in the fair value of contingent acquisition consideration payable for the period, resulting from changes in estimated probabilities and timing of achieving certain developmental milestones.
(2)	Represents transaction costs for the acquisition of Prosensa Holding N.V.
(3)	Represents the write-off of certain investments and advances to a supplier of one of the Company’s multi-sourced materials due to a deterioration in their financial condition during the quarter.
(4)	Primarily represents the net gain due to the early termination of the Company’s operating lease and the realization of the remaining balance in deferred rent upon acquisition of the San Rafael Corporate Center where the Company’s corporate headquarters are located, as well as early termination of certain other leases related to the Company’s facilities.

The following reconciliation of the Company’s GAAP Condensed Consolidated Statements of Operations to non-GAAP Net Income (Loss) provides the details of the effects of the non-GAAP adjustments on the components of the Company’s operating results for each of the periods presented. Management believes that providing the effects of the non-GAAP adjustments on the components of operating results is useful to investors, and when reviewed in conjunction with the Company’s GAAP results, provides additional information regarding key drivers of the Company’s core operations. The Company uses operating results on both a GAAP an non-GAAP basis internally for operating, budgeting and financial planning purposes.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF non-GAAP ADJUSTMENTS

Three Months Ended June 30, 2015 and 2014

(In millions of U.S. dollars)

(Unaudited)

	Three Months Ended June 30,
	2015				2014
	GAAP	non-GAAP Adjustments		Non-GAAP	GAAP	non-GAAP Adjustments		Non-GAAP
		Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Non-Recurring			Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Non-Recurring
REVENUES:
Net product revenues	$249.0	$—	$—	$249.0	$188.2	$—	$—	$188.2
Collaborative agreement revenues	0.3	—	—	0.3	0.5	—	—	0.5
Royalty, license and other revenues	1.2	—	—	1.2	3.1	—	—	3.1

Total revenues	250.5	—	—	250.5	191.8	—	—	191.8

OPERATING EXPENSES:
Cost of sales	39.9	(1.8)	(1.8)	36.3	31.2	(1.9)	(1.6)	27.7
Research and development	157.9	(3.9)	(12.5)	141.5	107.7	(4.1)	(6.9)	96.7
Selling, general and administrative	101.5	(4.6)	(15.3)	81.6	68.1	(3.8)	(8.3)	56.0
Intangible asset amortization and contingent consideration	15.5	(1.2)	(14.3)	—	3.7	(1.0)	(2.7)	—

Total operating expenses	314.8	(11.5)	(43.9)	259.4	210.7	(10.8)	(19.5)	180.4

INCOME (LOSS) FROM OPERATIONS	(64.3)	11.5	43.9	(8.9)	(18.9)	10.8	19.5	11.4
Equity in the loss of BioMarin/Genzyme LLC	(0.2)	—	—	(0.2)	(0.5)	—	—	(0.5)
Interest income	1.0	(1.0)	—	—	1.7	(1.7)	—	—
Interest expense	(10.0)	10.0	—	—	(9.2)	9.2	—	—
Debt conversion expense	—	—	—	—	(0.7)	—	—	(0.7)
Other income (expense)	(9.1)	—	12.8	3.7	(0.1)	—	—	(0.1)

INCOME (LOSS) BEFORE INCOME TAXES	(82.6)	20.5	56.7	(5.4)	(27.7)	18.3	19.5	10.1
Provision for (benefit from) income taxes	(0.6)	0.6	—	—	5.8	(5.8)	—	—

NET INCOME (LOSS)	$(82.0)	$19.9	$56.7	(5.4)	$(33.5)	$24.1	$19.5	10.1

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION OF non-GAAP ADJUSTMENTS

Six Months Ended June 30, 2015 and 2014

(In millions of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2015				2014
	GAAP	non-GAAP Adjustments		Non-GAAP	GAAP	non-GAAP Adjustments		Non-GAAP
		Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Non-Recurring			Interest, Taxes, Depreciation and Amortization	Stock-Based Compensation, Contingent Consideration and Non-Recurring
REVENUES:
Net product revenues	$450.3	$—	$—	$450.3	$337.2	$—	$—	$337.2
Collaborative agreement revenues	0.7	—	—	0.7	0.9	—	—	0.9
Royalty, license and other revenues	2.8	—	—	2.8	5.2	—	—	5.2

Total revenues	453.8	—	—	453.8	343.3	—	—	343.3

OPERATING EXPENSES:
Cost of sales	72.7	(3.6)	(3.1)	66.0	54.0	(3.7)	(2.7)	47.6
Research and development	300.0	(7.5)	(22.4)	270.1	193.9	(7.3)	(7.9)	178.7
Selling, general and administrative	194.3	(8.9)	(33.7)	151.7	128.2	(7.4)	(13.7)	107.1
Intangible asset amortization and contingent consideration	16.9	(2.3)	(14.6)	—	12.6	(1.8)	(10.8)	—

Total operating expenses	583.9	(22.3)	(73.8)	487.8	388.7	(20.2)	(35.1)	333.4

INCOME (LOSS) FROM OPERATIONS	(130.1)	22.3	73.8	(34.0)	(45.4)	20.2	35.1	9.9
Equity in the loss of BioMarin/Genzyme LLC	(0.3)	—	—	(0.3)	(0.8)	—	—	(0.8)
Interest income	1.7	(1.7)	—	—	2.9	(2.9)	—	—
Interest expense	(19.5)	19.5	—	—	(18.3)	18.3	—	—
Debt conversion expense	(0.2)	—	—	(0.2)	(0.7)	—	—	(0.7)
Other income (expense)	(8.9)	—	12.8	3.9	—	—	—	—

INCOME (LOSS) BEFORE INCOME TAXES	(157.3)	40.1	86.6	(30.6)	(62.3)	35.6	35.1	8.4
Provision for (benefit from) income taxes	(7.8)	7.8	—	—	9.3	(9.3)	—	—

NET INCOME (LOSS)	$(149.5)	$32.3	$86.6	(30.6)	$(71.6)	$44.9	$35.1	8.4

The following summarizes the reconciliation of the components of the non-GAAP adjustments to Cost of sales, Research and development and Selling, general and administrative expenses from the GAAP to the non-GAAP presentation (in millions of U.S. dollars, unaudited):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Cost of sales - GAAP	$39.9	$31.2	$72.7	$54.0
Less: non-GAAP adjustments:
Stock-based compensation	(1.8)	(1.6)	(3.1)	(2.7)
Intangible asset amortization	(1.8)	(1.9)	(3.6)	(3.7)

Cost of sales - non-GAAP	$36.3	$27.7	$66.0	$47.6

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Research and development - GAAP	$157.9	$107.7	$300.0	$193.9
Less: non-GAAP adjustments:
Stock-based compensation	(12.5)	(6.9)	(22.4)	(14.0)
Depreciation	(3.9)	(4.1)	(7.5)	(7.3)
Gain on early lease terminations	—	—	—	6.1

Research and development - non-GAAP	$141.5	$96.7	$270.1	$178.7

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Selling, general and administrative - GAAP	$101.5	$68.1	$194.3	$128.2
Less: non-GAAP adjustments:
Stock-based compensation	(15.3)	(8.7)	(26.7)	(16.9)
Depreciation	(4.6)	(3.8)	(8.9)	(7.4)
Gain on early lease terminations	—	0.4	—	3.2
Acquisition expenses	—	—	(7.0)	—

Selling, general and administrative - non-GAAP	$81.6	$56.0	$151.7	$107.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014
Intangible asset amortization and contingent consideration - GAAP	$15.5	$3.7	$16.9	$12.6
Less: non-GAAP adjustments
Intangible asset amortization	(1.2)	(1.0)	(2.3)	(1.8)
Contingent consideration	(14.3)	(2.7)	(14.6)	(10.8)

Intangible asset amortization and contingent consideration - non-GAAP	$—	$—	$—	$—